Exhibit 23.1

Beckstead and Watts, LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen/Madams:

We have issued our report dated October 8, 2002, accompanying the financial statements of Pender International, Inc. on Form 10-SB/A for the period of August 26, 1998 (inception date) through June 30, 2002. We hereby consent to the independent auditor's report in the Registration Statement of Pender International, Inc.

We have issued our review report dated June 5, 2003, accompanying the unaudited interim financial statements of Pender International, Inc. on Form 10-SB/A for the quarter ended September 30, 2002. We hereby consent to the review report in the Registration Statement of Pender International, Inc. We also hereby consent to the reference to our firm under "experts" in their prospectus.

Signed,

/s/ Beckstead and Watts, LLP

June 18, 2003